UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2014

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE, Atlanta, Georgia 30309
(Address and zip code of principal executive offices)

404-584-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On April 4, 2014, AGL Resources Inc. (the “Company”) signed a definitive agreement to sell its Tropical Shipping business to a subsidiary of Saltchuk Resources, Inc. of Seattle, WA. After-tax cash proceeds and repatriated cash from the transaction are expected to be approximately $220 million, subject to certain defined post-closing adjustments. Completion of the transaction is conditioned upon, among other things, the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and approval by the Florida Office of Insurance Regulation. The Company expects to close the transaction within 90 days.

As a result of the sale, the Company expects to incur income tax expense of approximately $60 million related to the repatriation of cash and short-term investments held offshore and capital gains on the purchase price above tax basis. In addition, the Company will record a $19 million impairment loss related to goodwill assigned to Tropical Shipping in conjunction with AGL Resources’ merger with Nicor Inc. in December 2011. This impairment loss represents approximately one-third of the total goodwill assigned to the cargo shipping segment.  On a combined basis, these factors will result in reported income tax and impairment expense of approximately $0.66 per share. Of this amount, $0.42 is expected to be recorded in the first quarter of 2014, with the remainder expected to be recorded in the second quarter of 2014.

Item 2.02                      Results of Operations and Financial Condition.

On April 7, 2014, the Company issued a press release announcing the signing of the definitive agreement to sell its Tropical Shipping business as discussed in Item 1.01 above. The press release included information related to the financial results for the quarter ended March 31, 2014. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information contained in this Item 2.02, as well as Exhibit 99.1 referenced therein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor incorporated by reference in any filing under the Securities Act of 1933, as amended, unless AGL Resources Inc. expressly so incorporates such information by reference.

Item 9.01.                      Financial Statements and Exhibits.

     (d)         Exhibit

Exhibit No.	Description

99.1	Press release, dated April 7, 2014, regarding sale of Tropical Shipping.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: April 7, 2014	/s/ Andrew W. Evans
Andrew W. Evans Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release, dated April 7, 2014, regarding sale of Tropical Shipping.